Exhibit 99.1

ADEX CORPORATION
TABLE OF CONTENTS

DECEMBER 31, 2017 AND 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of ADEX Corporation:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ADEX Corporation (“the Company”) as of December 31, 2017, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017

Salt Lake City, UT

February 22, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Adex Corporation

We have audited the accompanying consolidated balance sheet of Adex Corporation (the “Company”) as of December 31, 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adex Corporation at December 31, 2016, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the financial statements, on February 27, 2018, Intercloud sold the Company to Spectrum Global Solutions, Inc.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

February 22, 2019

ADEX CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	December 31,
	2017	2016
ASSETS

Current Assets:
Cash	$305,263	$566,335
Accounts receivable, net of allowances of $585,482 and $213,215, respectively	5,597,021	6,088,513
Prepaid and other current assets	269	179,364
Total current assets	5,902,553	6,834,212

Equipment, net	5,672	22,681
Goodwill	-	9,257,682
Customer lists, net	759,643	998,464
Non-compete, net	-	4,166
Tradenames	594,000	1,768,000
Other assets	8,200	43,713
Due from related party	5,213,526	1,964,998
Total assets	$12,483,594	$20,893,916

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$138,576	$648,516
Accrued expenses	2,340,720	561,296
Income taxes payable	185,249	96,967
Deferred revenue	-	56,557
Total current liabilities	2,664,545	1,363,336

Long-term Liabilities:
Deferred income taxes	517,768	696,626
Total long-term liabilities	517,768	696,626

Total Liabilities	3,182,313	2,059,962

Commitments (Note 8)

Stockholders’ Equity:
Common stock; $1 par value; 2,000 shares authorized, issued, and outstanding as of December 31, 2017 and 2016	2,000	2,000
Additional paid-in capital	778,869	778,869
Retained earnings	7,043,398	16,629,198
Total controlling interest	7,824,267	17,410,067

Non-controlling interest	1,477,014	1,423,887

Total stockholders’ equity	9,301,281	18,833,954

Total liabilities and stockholders’ deficit	$12,483,594	$20,893,916

The Notes to Consolidated Financial Statements are an integral part of these statements.

ADEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	For the years ended
	December 31,
	2017	2016

Revenue	$21,260,553	$33,552,021

Operating expenses:
Cost of revenue	18,025,180	24,634,263
Depreciation and amortization	210,321	237,287
Salaries and wages	2,082,619	5,032,485
Selling, general and administrative	1,257,717	1,911,326
Goodwill impairment charge	5,803,871	-
Intangible asset impairment charge	1,124,000	-
Total operating expenses	28,503,708	31,815,361

(Loss) income from operations	(7,243,155)	1,736,660

Other expenses:
Loss on disposal of subsidiary	(2,201,236)	-
Total other expense	(2,201,236)	-

(Loss) income before income taxes	(9,444,391)	1,736,660

Provision for income taxes	88,282	96,967

Consolidated net (loss) income	(9,532,673)	1,639,693

Net income attributable to non-controlling interest	53,127	47,081

Net (loss) income attributable to controlling interest	(9,585,800)	1,592,612

Net (loss) income per share	(4,792.90)	796.31

Weighted average common shares outstanding, basic and diluted	2,000	2,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

ADEX CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2017 AND 2016

	Common Stock		Additional Paid-in	Retained	Non-controlling
	Shares	$	Capital	Earnings	interest	Total

Balance, January 1, 2016	2,000	$2,000	$778,869	$15,036,586	$1,376,806	$17,194,261

Net income (loss)	-	-	-	1,592,612	47,081	1,639,693

Ending balance, December 31, 2016	2,000	2,000	778,869	16,629,198	1,423,887	18,833,954

Net income (loss)	-	-	-	(9,585,800)	53,127	(9,532,673)

Ending balance, December 31, 2017	2,000	$2,000	$778,869	$7,043,398	$1,477,014	$9,301,281

The Notes to Consolidated Financial Statements are an integral part of these statements.

ADEX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	For the year ended
	December 31,
	2017	2016

Cash flows from operating activities:
Net (loss) income	$(9,532,673)	$1,639,693

Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	210,321	237,287
Bad debt expense	412,000	139,555
Change in deferred taxes	(178,858)	-
Goodwill impairment	5,803,871	-
Intangible asset impairment	1,124,000	-
Loss on disposal of subsidiary	2,201,236	-
Changes in operating assets and liabilities:
Accounts receivable	(1,022,490)	(965,664)
Prepaid and other current assets	73,664	(164,748)
Other assets	35,513	1,648
Deferred revenue	225,379	11,204
Due from related party	(1,037,443)	(1,782,711)
Income taxes payable	88,282	96,967
Accounts payable	(333,112)	364,646
Accrued expenses	2,056,368	150,119
Net cash provided by (used in) operating activities	126,058	(272,004)
	.
Cash flows from investing activities:
Net cash paid upon disposal of Highwire	(387,130)	-
Purchases of computer equipment	-	(11,427)
Net cash used in investing activities	(387,130)	(11,427)

Net cash used in financing activities	-	-

Net decrease in cash	(261,072)	(283,431)

Cash, beginning of year	566,335	849,766

Cash, end of year	$305,263	$566,335

The Notes to Consolidated Financial Statements are an integral part of these statements.

ADEX CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

1.	NATURE OF BUSINESS AND LIQUIDITY

ADEX Corporation (the “Company”) is an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry. The Company’s managed solutions business services its customers domestically and internationally throughout the project lifecycle.

The Company was acquired by InterCloud Systems, Inc. (“InterCloud”) in September of 2012. InterCloud sold the Company during February 2018 (refer to Note 11, Subsequent Events, for further detail).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND NON-CONTROLLING INTEREST

The consolidated financial statements as of and for the years ended December 31, 2017 and 2016 include the accounts of ADEX Corporation, its wholly owned subsidiary based in the Chicago area, High Wire Network (“Highwire”), and a related company under common ownership, ADEX Puerto Rico, LLC (“ADEX P.R.”).

ADEX P.R. has been determined to be a variable interest entity (“VIE”). Accounting Principles Generally Accepted (“GAAP”) in the United States of America requires the consolidation of a VIE, with the financial statements of its primary beneficiary. An entity is considered a VIE when equity investors in the entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support. The primary beneficiary of a VIE is the entity that is subject to a majority of the risk of loss or entitled to receive a majority of the VIE’s residential returns, or both, and has the power to direct the activities of the variable interest entity that most significantly impacts its economic performance.

ADEX holds a variable interest in ADEX P.R. due to ADEX providing funding and working capital as needed. Further, a significant portion of ADEX P.R.’s revenues are generated either directly from ADEX or from ADEX’s customers. Due to the reliance on ADEX, ADEX has been deemed the primary beneficiary as ADEX has the power to direct the activities that significantly impact ADEX P.R.’s economic performance and the obligation to absorb potentially significant losses. Upon consolidation, the assets and liabilities of the VIE were recorded at their carrying amounts at that date.

As of and for the years ended December 31, 2017 and 2016, the accounts of ADEX P.R. have been included in non-controlling interest in the consolidated balance sheets and net income attributable to non-controlling interest in the consolidated statements of operations. The effects of consolidating the VIE as of and for the years ended December 31, 2017 and 2016 are as follows: an increase in assets of $1,789,059 and $1,817,689, respectively, an increase in liabilities of $6,776 and $16,822, respectively, an increase in revenues of $229,696 and $354,808, respectively, and net income of $53,127, and $47,081, respectively, after the elimination of all material intercompany accounts.

All material intercompany transactions have been eliminated in the consolidated financial statements. Collectively, and hereafter, ADEX, Highwire, and ADEX P.R. are referred to as the “Company” or “ADEX Corporation”, unless specific reference is made to an individual entity.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant uses of estimates include the following: 1) allowance for doubtful accounts, 2) estimated useful lives of equipment and intangible assets, 3) estimates related to the valuation of deferred taxes, 4) valuation of intangible assets, and 5) goodwill impairment. Actual results could differ from estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Based on management’s assumptions, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2017 and 2016, the Company had an allowance for doubtful accounts of $585,482 and $213,215, respectively.

GOODWILL

Goodwill was generated through the acquisitions of ADEX Corporation and Highwire as the total consideration paid exceeded the fair value of the net assets acquired. The amount of goodwill allocated to the Company by InterCloud was based on the relative fair value of ADEX Corporation and Highwire to the fair value of the reporting unit it was included in by InterCloud.

The Company tests its goodwill for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value.

During February 2017, indicators of potential impairment of goodwill were identified by management as a result of the sale of Highwire (refer to Note 9, Disposal of Subsidiary, for further detail). Per ASC 350-20-40-7, when a portion of goodwill is allocated to a business to be disposed of, the goodwill remaining in the portion of the reporting unit to be retained shall be tested for impairment in accordance with paragraphs 350-20-35-3A through 35-19 using its adjusted carrying amount. Based on the Company’s analysis, the Company recorded goodwill impairment of $2,885,030 in the consolidated statement of operations for the year ended December 31, 2017.

During October 2017, indicators of potential impairment of goodwill were identified by management while evaluating the Company’s results. Based on the Company’s analysis, the Company recorded goodwill impairment of $2,918,841 in the consolidated statement of operations for the year ended December 31, 2017.

There were no impairment charges during the year ended December 31, 2016.

INDEFINITE AND DEFINITE-LIVED INTANGIBLE ASSETS OTHER THAN GOODWILL

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements, tradenames and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years. For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

With regard to intangible assets with indefinite-lives, we follow a similar impairment assessment. We will assess the quantitative factors to determine if an impairment test of the indefinite-lived intangible asset is necessary. If the quantitative assessment reveals that it is more likely than not that the asset is impaired, a calculation of the asset’s fair value is made. Fair value is calculated using many factors, which include the future discounted cash flows as well as the estimated fair value of the asset in an arm’s-length transaction.

An impairment charge of $1,124,000 was recognized on trade names at December 31, 2017.

REVENUE RECOGNITION

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The revenues of ADEX and ADEX P.R. are derived from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide that payments made for these services are based on either (i) direct labor hours at fixed hourly rates or (ii) fixed-price contracts. The services provided under these contracts are generally provided within one month. Occasionally, the services are provided over a period of up to four months. If it is anticipated that the services would span a period exceeding one month, depending on the contract terms, ADEX and ADEX P.R. provide either progress billing at least once a month or upon completion of the clients’ specifications.

Highwire, which was sold in February 2017 (refer to Note 9, Disposal of Subsidiary, for further detail), generated revenue through its telecommunications engineering group, which contracted with telecommunications infrastructure manufacturers to install the manufacturer’s products for end users. Highwire recognized revenue using the proportional performance method. Under this method, revenue was recognized as projects within contracts were completed as of each reporting date.

Unbilled work-in-progress is included in accounts receivable and represents unbilled amounts earned and reimbursable under contracts. These amounts become billable according to the contract terms, which usually consider the passage of time, achievement of milestones or completion of the project. Generally, such unbilled mounts will be billed and collected over the next three months. Based on the Company’s historical experience, the Company generally considers the collection risk related to these amounts to be low. When events or conditions indicate that the amounts outstanding may become uncollectible, an allowance is estimated and recorded.

The Company is accounting for revenue and expenses associated with these contracts under the completed contract method of accounting in accordance with ASC 605. Under ASC 605, income is recognized when the contracts are completed or substantially completed and billings and others costs are accumulated on the balance sheet. Under the completed contract method, no profit or income is recorded before substantial completion of the work.

The aggregate amounts of unbilled work-in-progress recognized as revenues were $1,282,013 and 212,439 for the years ended December 31, 2017 and 2016, respectively.

COST OF SALES

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

EQUIPMENT

Equipment is stated at cost and depreciated on a straight-line basis over its estimated useful lives. Useful lives are: 5 years for vehicles and 5-7 years for computers, equipment and software. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2017, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. All noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act. At December 31, 2017 and 2016, the Company did not have any interest-bearing accounts.

The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

During the year ended December 31, 2017, three customers accounted for greater than 10% of revenues. These customers accounted for 19%, 17%, and 16% of revenues, respectively, for the year ended December 31, 2017, along with 21%, 13%, and 5% of accounts receivable, respectively, as of December 31, 2017. Additionally, one customer accounted for 10% of accounts receivable as of December 31, 2017.

During the year ended December 31, 2016, two customers accounted for greater than 10% of revenues. These customers accounted for 16% and 12% of revenues, respectively, for the year ended December 31, 2016, along with 17% and 3% of accounts receivable, respectively, as of December 31, 2016. Additionally, two customers accounted for 13% and 11%, respectively, of accounts receivable as of December 31, 2016.

The Company’s top four customers accounted for 60% and 45%, respectively, of revenues for the years ending December 31, 2017 and 2016.

The Company’s customers are primarily located within the domestic United States of America and Puerto Rico. Revenues generated within the domestic United States of America accounted for approximately 99% of consolidated revenues for the years ended December 31, 2017 and 2016. Revenues generated from customers in Puerto Rico accounted for approximately 1% of consolidated revenues for the years ended December 31, 2017 and 2016.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 —Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●	Level 2 —Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 —Inputs that are unobservable for the asset or liability.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets. The Company conducts business, and files federal and state income, franchise or net worth, tax returns in the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

(LOSS) EARNINGS PER SHARE

The Company computes (loss) earnings per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted (loss) earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the (loss) earnings available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2017 and 2016, the Company had no common stock equivalents outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for public entities for annual reporting periods beginning after December 15, 2017. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the new standard on January 1, 2018 under the modified retrospective transition approach. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern-Disclosures of Uncertainties about an entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 provides new guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards and to provide related footnote disclosures. This new guidance was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company adopted the provisions of ASU 2014-15 for the year ended December 31, 2016. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) — Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which is effective for public entities for annual reporting periods beginning after December 15, 2016. ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as non-current in the consolidated balance sheets. The Company elected to early adopt the requirements of ASU 2015-17 and the results of such adoption are presented within these consolidated financial statements. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842) , which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position as right-of-use assets and lease liabilities by lessees. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach and are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. In July 2018, the FASB issued ASU 2018-10 “Codification Improvements of Topic 842, Leases” and ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements.” ASU 2018-11 provides companies another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The consideration in the contract is allocated to the lease and non-lease components on a relative standalone price basis (for lessees) or in accordance with the allocation guidance in the new revenue standard (for lessors). ASU 2018-11 also provides lessees with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component. If a lessee makes that accounting policy election, it is required to account for the non-lease components together with the associated lease component as a single lease component and to provide certain disclosures. Lessors are not afforded a similar practical expedient. The Company adopted the provisions of ASU 2016-02, 2018-10 and 2018-11 on January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The new standard became effective for the Company on January 1, 2018. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The new standard became effective for the Company on January 1, 2018. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The new standard became effective for the Company on January 1, 2018. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are Under Common Control (“ASU 2016-17”). The amendments in this ASU change how a reporting entity that is the single decision maker of a variable interest entity should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that variable interest entity. The Company adopted the provisions of ASU 2016-17 effective January 1, 2017. The adoption did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption of this standard is permitted. The Company adopted the provisions of ASU 2017-01 effective January 1, 2018. The adoption did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2019, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2017. The Company adopted the provisions of ASU 2017-04 effective January 1, 2018. The adoption did not have a material impact on the Company’s consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842) (“ASU 2017-13”). The standard adds SEC paragraphs to the new revenue and leases sections of the Accounting Standards Codification (ASC or Codification) on the announcement the SEC Observer made at the 20 July 2017 EITF meeting. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements or financial information is required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt ASC 606, Revenue from Contracts with Customers, and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X, significant equity method investees under Rule 3-09 of Regulation S-X and equity method investees whose summarized financial information is included in a registrant’s financial statement notes under Rule 4-08(g) of Regulation S-X. The ASU also supersedes certain SEC paragraphs in the Codification related to previous SEC staff announcements and moves other paragraphs, upon adoption of ASC 606 or ASC 842. The Company has elected to use the effective dates for public companies in its adoption of ASC 606 and ASC 842.

In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall (Subtopic 825-10) (“ASU 2018-03”). The amendments in this update clarify the application of certain aspects of the guidance issued in ASU 2016-01, including equity securities without a readily determinable fair value, forward contracts and purchased options, presentation requirements for certain fair value option liabilities, fair value option liabilities denominated in a foreign currency, and transition guidance for equity securities without a readily determinable fair value. The guidance is effective for public entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years beginning after June 15, 2018. Public entities with fiscal years beginning between December 15, 2017 and June 15, 2018 are not required to adopt these amendments until the interim period beginning after June 15, 2018. The Company adopted the provisions of ASU 2018-03 on January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements and disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) (“ASU 2018-13”). The amendments in this update modify the disclosure requirements on fair value measurements in Topic 820 based on concepts in the Concepts Statement, including the consideration of cost and benefits. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this update. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this update and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the effects of ASU 2018-13 on its consolidated financial statements.

3.	EQUIPMENT, NET

As of December 31, 2017 and 2016, equipment consists of the following:

	December 31,
	2017	2016
Equipment	92,105	92,105
Computers and Office Equipment	-	17,453
Total	92,105	109,558
Less accumulated depreciation	(86,433)	(86,877)

Equipment, net	$5,672	$22,681

Depreciation expense for the years ended December 31, 2017 and 2016 was $5,944 and $13,048, respectively.

4.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company’s goodwill during the years ended December 31, 2017 and 2016.

Total Goodwill
Balance December 31, 2015	$9,257,682

Balance December 31, 2016	$9,257,682

Disposals - sale of Highwire	(3,453,811)

Impairment Charge	(5,803,871)

Balance December 31, 2017	$-

Intangible Assets other than Goodwill

The following table summarizes the Company’s intangible assets other than goodwill as of December 31, 2017 and 2016:

		December 31, 2017
	Estimated Useful Life	Beginning Net Book Value	Additions	Amortization	Impairment Charge	Disposals	Ending Net Book Value	Accumulated Amortization
Customer relationship and lists	7-10 yrs	$998,464	$-	$(202,989)	$-	$(35,832)	$759,643	$(1,344,284)
Non-compete agreements	2-3 yrs	4,166	-	(1,389)	-	(2,777)	-	(163,270)
Trade names	Indefinite	1,768,000	-	-	(1,124,000)	(50,000)	594,000	-

Total intangible assets		$2,770,630	$-	$(204,378)	$(1,124,000)	$(88,609)	$1,353,643	$(1,507,554)

		December 31, 2016
	Estimated Useful Life	Beginning Net Book Value	Additions	Amortization	Impairment Charge	Disposals	Ending Net Book Value	Accumulated Amortization
Customer relationship and lists	7-10 yrs	$1,206,036	$-	$(207,572)	$-	$-	$998,464	$(1,141,295)
Non-compete agreements	2-3 yrs	20,833	-	(16,667)	-	-	4,166	(161,881)
Trade names	Indefinite	1,768,000	-	-	-	-	1,768,000	-

Total intangible assets		$2,994,869	$-	$(224,239)	$-	$-	$2,770,630	$(1,303,176)

At October 1, 2017, the Company performed impairment testing and determined that the Company failed the test, primarily due to revenue and profitability declines. Based on testing performed, the Company recorded an impairment charge of $1,124,000 related to intangible assets other than goodwill. The income approach was used to test impairment. Income approach methods employed in the valuation included the excess earnings method, the relief from royalty method and the discounted earnings method. The relief from royalty method was used to estimate the fair value of the trade names. The relief from royalty method is based upon the premise that the recognition of intellectual assets by potential customers and competitors is a valuable asset to the owner. Excess earnings method was used to estimate the fair value of the customer relationships. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible and intangible assets. A “with and without” discounted cash flow method was utilized to estimate the value of the other intangible assets by analyzing the difference in the value of the acquired expected future cash flows over the remaining period of the intangible asset as of the valuation date.

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $204,378 and $224,239 for the years ended December 31, 2017 and 2016, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2018	$202,571
2019	202,571
2020	202,571
2021	151,930
Total	$759,643

5.	ACCRUED EXPENSES

At December 31, 2017 and 2016, accrued expenses consisted of the following:

	December 31,
	2017	2016
Accrued expenses	$2,027,141	$145,444
Accrued compensation	313,579	415,852
	$2,340,720	$561,296

6.	INCOME TAXES

The Company’s pre-tax (loss) income for the years ended December 31, 2017 and 2016 consisted of the following:

	Years Ended December 31,
	2017	2016
Domestic	$(9,497,518)	$1,689,579
Foreign	53,127	47,081
Pre-tax (loss) income	$(9,444,391)	$1,736,660

The provision for income taxes for the years ended December 31, 2017 and 2016 was as follows:

	Years Ended December 31,
	2017	2016
Federal	$-	$-
State	75,000	85,197
Foreign	13,282	11,770
Total current	$88,282	$96,967

Deferred:
Federal	$-	$-
State	-	-
Total deferred	-	-
Total provision for income taxes	$88,282	$96,967

The Company’s effective tax rate for the years ended December 31, 2017 and 2016 differed from the U.S. federal statutory rate as follows:

	Years Ended December 31,
	2017	2016
	%	%
Federal tax benefit at statutory rate	(35.00)	(35.00)
Permanent differences	(36.21)	0.54
State tax benefit, net of Federal benefits	0.75	3.19
Other	0.66	(0.44)
Effect of foreign income taxed in rates other than the U.S. Federal statutory rate	(0.14)	0.68
Net change in valuation allowance	0.51	(33.38)
Foreign tax credits	-	-
Provision	(0.93)	5.58

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	Years Ended December 31,
	2017	2016
Net operating loss carry forwards	$1,350,349	$1,439,577
Accruals and reserves	196,338	77,220
Goodwill	-	109,183
Intangible assets	-	13,069
Total assets	1,546,687	1,639,049

Intangible assets	(517,768)	(1,081,512)
Total liabilities	(517,768)	(1,081,512)

Less: Valuation allowance	(1,546,687)	(1,254,163)

Net deferred tax liabilities	$(517,768)	$(696,626)

As of December 31, 2017 and 2016, the Company had federal net operating loss carryforwards (“NOL’s”) of approximately $3,858,000 and $4,113,000, respectively, which will be available to reduce future taxable income, if any. The Federal NOL’s begin to expire in 2033.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses and credits prior to full utilization. The Company has not completed a study to assess whether an ownership change has occurred.

The Company performs an analysis each year to determine whether expected future income is more likely than not to be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weigh heavily in the Company’s overall assessment. The ultimate realization of deferred tax assets depends on the generation of future taxable income. After consideration of all evidence, both positive and negative, management has determined that a valuation allowance is necessary at December 31, 2017 and 2016 to reduce the deferred taxes to the amount that will more likely than not be realized. Prior to 2016, there were no provisions (or benefits) for income taxes because the Company was a subsidiary of another corporation.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2017 and 2016, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes, income/franchise taxes in various states in the United States, and Commonwealth of Puerto Rico income taxes. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. In addition, all of the net operating loss carryforwards that may be used in future years are still subject to adjustment.

7.	RELATED PARTIES

The Company is related to several entities through common ownership. The Company had the following transactions with related parties during the years ended December 31, 2017 and 2016:

The Company recorded revenues for services provided to related parties in the amount of $4,220 during the year ended December 31, 2016. The Company did not record revenues for services provided to related parties during the year ended December 31, 2017.

During the years ended December 31, 2017 and 2016, the Company was part of InterCloud’s group health insurance plan. InterCloud billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the years ended December 31, 2017 and 2016 were $93,218 and $194,337, respectively.

InterCloud also allocated certain general insurance expenses to the Company. Total insurance expense allocated by InterCloud to the Company amounted to $211,710 and $368,204 during the years ended December 31, 2017 and 2016, respectively, which is included in selling, general and administrative on the consolidated statements of operations, respectively.

During the course of business the Company advanced money to its former owner, InterCloud, who would then provide services to the Company. Due from related party was $5,213,526 and $1,964,998 as of December 31, 2017 and 2016, respectively.

8.	COMMITMENTS

ADEX leases various office spaces under cancelable operating leases. The Company’s main office is located in Alpharetta, GA and is leased pursuant to a 36 month lease that expires in April 2019 and has an aggregate monthly payment of $4,600. The Company also has two month-to-month leases in Naperville, IL and Upland, CA, which have aggregate monthly payments of $1,673 and $2,252, respectively.

Total rent expense for the years ended December 31, 2017 and 2016 amounted to $165,131 and $166,116, respectively.

The future minimum obligation during each year through 2019 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ending December 31,	Future Minimum Lease Payments
2018	$55,200
2019	18,400
Total	$73,600

9.	DISPOSAL OF SUBSIDIARY

On January 31, 2017, InterCloud sold Highwire in exchange for $4,000,000 in cash and an expected working capital adjustment of approximately $900,000. As a result of the sale, Highwire recorded a loss on disposal of $2,201,236 which is included on the consolidated statement of operations for the year ended December 31, 2017.

10.	STOCKHOLDERS’ EQUITY

The Company has one class of equity instruments authorized; common stock. The common stock has a par value of $1.00. As of December 31, 2017 and 2016 there were 2,000 shares authorized, issued and outstanding.

11.	SUBSEQUENT EVENTS

On February 27, 2018, InterCloud sold the Company to Spectrum Global Solutions, Inc. (“Spectrum”) for $3,000,000 in cash plus a one-year convertible promissory note in the aggregate principal amount of $2,000,000. Beginning with the three months ended March 31, 2018, the Company’s financial results are consolidated into the results of Spectrum.